Exhibit 99.4 - Aggregate Statement of Principal and Interest Distributions to Certificateholders as of December 31, 2005
First Franklin Mortgage Loan Trust
Mortgage Pass-Through Certificates, Series 2005-FF9
Beginning Principal Interest Ending
Class Balance Distributed Distributed Balance
A1 340,195,000.00 7,547,799.99 3,772,644.70 332,647,200.01
A2 642,930,000.00 25,956,272.24 6,818,204.45 616,973,727.76
A3 300,303,000.00 0.00 3,339,223.38 300,303,000.00
A4 143,251,000.00 0.00 1,622,486.68 143,251,000.00
M1 77,602,000.00 0.00 915,019.20 77,602,000.00
M2 39,227,000.00 0.00 468,612.83 39,227,000.00
M3 25,583,000.00 0.00 308,923.61 25,583,000.00
M4 26,436,000.00 0.00 324,004.39 26,436,000.00
M5 24,730,000.00 0.00 330,566.25 24,730,000.00
M6 13,644,000.00 0.00 187,666.59 13,644,000.00
M7 12,792,000.00 0.00 190,818.44 12,792,000.00
M8 36,669,000.00 0.00 618,038.17 36,669,000.00
M9 8,528,000.00 0.00 143,735.29 8,528,000.00
X 13,644,614.16 0.00 6,465,674.43 13,644,614.16
P 100.00 0.00 357,443.74 100.00
R 0.00 0.00 0.00 0.00